EXHIBIT 99


                              For:      Loehmann's, Inc.

                              Contact:  Philip Kaplan
                                        President and Chief Operating Officer
                                        (718) 409-2000

For Immediate Release
                                        Christine DiSanto/Caroline Babbitt
                                        Morgen-Walke Associates
                                        (212) 850-5600


          LOEHMANN'S, INC. REPORTS COMP STORE SALES FOR AUGUST/SEPTEMBER


          Bronx, New York, October 7, 1996 -- Loehmann's, Inc. (Nasdaq-LOEH) today announced that combined sales for the months of August and September rose 12.0% to $73.2 million from $65.4 million in the comparable period in 1995, and combined comparable store sales for August and September were up 3.4%.

          Loehmann's, Inc. is a leading specialty retailer of well known designer and brand name women's fashion apparel, accessories and shoes at prices that are typically 25% to 50% below department store prices. Loehmann's operates 73 stores in major metropolitan markets located in 23 states.